                                   EXHIBIT 11
                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)




                                                                    Three Months                   Nine Months
                                                                   Ended Sept. 30,                Ended Sept. 30,
                                                                 -------------------            -------------------
                                                                  1996          1995            1996           1995
                                                                 -----          ----            ----           ----
PRIMARY EARNINGS PER COMMON SHARE

Computation for Consolidated Statements of Income
-------------------------------------------------
       Net income (a)                                            $ 21.0         $ 16.5          $ 55.2         $ 66.7
                                                                 ======         ======          ======         ======
       Weighted average common shares outstanding (e)              57.3           59.5            57.7           59.7
       Common stock equivalents (stock options)                       -              -               -              -
                                                                 ------         ------          ------         ------
       Weighted average common shares outstanding (a)(e)           57.3           59.5            57.7           59.7
                                                                 ======         ======          ======         ======
       Primary earnings per common share (a)(c)(e)               $  .37         $  .28          $ 0.96         $ 1.12
                                                                 ======         ======          ======         ======
Additional Primary Computation
------------------------------

       Net income (a)                                            $ 21.0         $ 16.5          $ 55.2         $ 66.7
                                                                 ======         ======          ======         ======
       Weighted average common shares outstanding (a)(e)           57.3           59.5            57.7           59.7
       Dilutive effect of outstanding options (d)                    .3             .2              .2             .1
                                                                 ------         ------          ------         ------
       Weighted average common shares outstanding,
         as adjusted (e)                                           57.6           59.7            57.9           59.8
                                                                 ======         ======          ======         ======
       Primary earnings per common share, as
         adjusted (b)(e)                                         $  .36         $  .28          $ 0.95         $ 1.12
                                                                 ======         ======          ======         ======

FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
------------------------------------

       Net income (a)                                            $ 21.0         $ 16.5          $ 55.2         $ 66.7
                                                                 ======         ======          ======         ======
       Weighted average common shares outstanding (a)(e)           57.3           59.5            57.7           59.7
       Dilutive effect of outstanding options (d)                    .3             .2              .3             .1
                                                                 ------         ------          ------         ------
       Weighted average common shares outstanding,
         as adjusted (e)                                           57.6           59.7            58.0           59.8
                                                                 ======         ======          ======         ======
       Fully diluted earnings per common share,
         as adjusted (b)(e)                                      $  .36         $  .28          $ 0.95         $ 1.12
                                                                 ======         ======          ======         ======

                                   EXHIBIT 11




(a) These figures agree with the related amounts in the condensed consolidated statements of income.

(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) In 1996 and 1995, stock options are not included in the earnings per share computation included in MAPCO's condensed consolidated statements of income because the dilutive effect is less than 3%.

(d) In accordance with footnote 3 to paragraph 9 of APB Opinion No. 30, the impact of outstanding options is included in the additional primary earnings per share and additional fully diluted earnings per share calculations for the three months ended September 30, 1996.

(e) On September 10, 1996, the Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend from shares held as treasury stock, which was distributed on September 30, 1996, to shareholders of record on September 16, 1996. All references in this
       Exhibit 11 to number of shares and per share amounts of the Company's common stock have been retroactively restated to reflect the increased number of shares outstanding.